[Letterhead of Rosenberg Smith & Partners]



Consent of Independent Chartered Accountants






To the Securities and Exchange Commission


We hereby consent to the use of our report which is dated August 16, 2004, in this Current Report on Form 8-K/A of On The Go Healthcare, Inc., for the years ended July 31,2003 and July 31, 2002, as well as the interim statements for the periods ended April 30, 2004 and April 30, 2003 of Vital Baby Innovations Inc.




/s/ Stephen Rosenberg
-----------------------
Stephen Rosenberg
Chartered Accountant

August 16, 2004